UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2022

EDWARDS LIFESCIENCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15525	36-4316614
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

One Edwards Way

Irvine, California 92614

(Address of principal executive offices and zip code)

(949) 250-2500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	EW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Retirement and Succession

On December 6, 2022, Michael A. Mussallem informed the Board of Directors (the “Board”) of Edwards Lifesciences Corporation, a Delaware corporation (“Edwards” or the “Company”), of his decision to retire as Chief Executive Officer of Edwards in connection with Edwards’ Annual Meeting of Stockholders on May 11, 2023 (the “2023 Annual Meeting”). At the 2023 Annual Meeting, Mr. Mussallem will stand for election as non-executive Chairman of the Board.

At the 2023 Annual Meeting, Mr. Mussallem will be succeeded as CEO by Bernard J. Zovighian, currently corporate vice president and general manager for Edwards’ Transcatheter Mitral and Tricuspid Therapies (“TMTT”) business. On December 6, 2022 the Board appointed Bernard J. Zovighian as President of the Company, effective January 1, 2023, until he becomes CEO on May 11, 2023.

Mr. Zovighian, age 55, joined Edwards in 2015 as vice president and general manager of Surgical Structural Heart, which included responsibility for the company’s global valve network. He became corporate vice president of the surgical business and a member of the Edwards Executive Leadership Team in 2016. He then assumed the role of corporate vice president and general manager for TMTT in 2018, establishing a global organization focused on transforming care for patients with mitral and tricuspid disease. During his career, Zovighian has launched breakthrough therapies for patients and developed experience across multiple disciplines and general management, including nearly 20 years at Johnson & Johnson in roles such as regional leadership outside of the United States and worldwide president of one of the company’s divisions.

On December 6, 2022, in connection with Mr. Zovighian’s promotion, the Board approved an increase to Mr. Zovighian’s base salary level to $800,000 annually and increased his incentive pay objective under the Company’s annual cash incentive plan to $800,000, in each case effective January 1, 2023.

There is no arrangement or understanding between Mr. Zovighian and any other persons pursuant to which he was appointed as an executive officer. Mr. Zovighian has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. In addition, no family relationship exists between Mr. Zovighian and any director or other executive officer of Edwards.

Compensation Change for Named Executive Officer

On December 6, 2022, in connection with the Board’s appointment of Larry Wood to an expanded role as corporate vice president and group president, Transcatheter Aortic Valve Replacement and Surgical Structural Heart effective January 1, 2023, the Board approved an increase in Mr. Wood’s base salary level to $750,000 annually and increased his incentive pay objective under the Company’s annual cash incentive plan to $750,000, in each case effective January 1, 2023.

Item 7.01.	Regulation FD Disclosure.

On December 8, 2022, Edwards issued a press release announcing the Chief Executive Officer succession plan described in Item 5.02 of this Current Report on Form 8-K and certain other organizational changes. A copy of the press release is furnished as Exhibit 99.1, and is incorporated herein by reference.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release, dated December 8, 2022.

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2022

EDWARDS LIFESCIENCES CORPORATION

	By:	/s/ Scott B. Ullem
Scott B. Ullem
Chief Financial Officer